UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]Preliminary Proxy Statement

[   ]Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ]Definitive Proxy Statement

[X]Definitive Additional Materials

[   ] Soliciting Material Pursuant to §240.14a-12

PIONEER DIVERSIFIED HIGH INCOME FUND, INC. (HNW) PIONEER FLOATING RATE FUND, INC. (PHD) PIONEER HIGH INCOME FUND, INC. (PHT) (Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[   ]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)Title of each class of securities to which transaction applies:

2)Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5)Total fee paid:

[   ]Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4)	Date Filed:

Text message script

·	Message #1 (158 characters)
o	Hello Pioneer stockholder, the Special Meeting for the Pioneer CEFs was adjourned to 8/13/25. The funds (HNW/PHD/PHT) are seeking your approval to liquidate.
·	Message #2 (155 characters)
o	You may call us at 800-622-1569 for more information, or reply and vote FOR / AGAINST / ABSTAIN on the liquidation proposal. Thank you. Reply STOP to opt-out.

Voicemail script:

Hi this is Thomas Dusenberry, President of the Pioneer Funds.

We need your help!

As you probably know, we’ve been trying to reach you regarding HNW, PHD and PHT’s stockholder meetings, which have been adjourned in order to permit further solicitation. Stockholders have supported the proposals but the voting standard has not been met.

Please help us by voting right now.

You can call (800) 622-1569 Monday thru Friday 9 am to 10 pm (Eastern Time) or Saturday 10am to 6pm (Eastern Time) and an operator will take your vote.

Your help is greatly appreciated.